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                                                                [CONFORMED COPY]


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                               SERVICING AGREEMENT

                                     between

                              CSC LOGIC/MSA L.L.P.,

                 doing business as "Loan Servicing Enterprise",
                                   as Servicer

                                       and

                        AUTOBOND ACCEPTANCE CORPORATION,
                      Individually and as Collection Agent

                          Dated as of January 29, 1997

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                                TABLE OF CONTENTS
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                                    ARTICLE I

                                   DEFINITIONS; RULES OF INTERPRETATION.....................  1

         SECTION 1.01.   Defined Terms......................................................  1
         SECTION 1.02.   Rules of Interpretation............................................  8

                                   ARTICLE II

                                   SERVICING OF TRUST ASSETS................................  9

         SECTION 2.01.   Appointment of Servicer............................................  9
         SECTION 2.02.   Subservicing Agreements Between
                         Servicer and Subservicer...........................................  9
         SECTION 2.03.   Representations and Warranties of
                         the Servicer....................................................... 11
         SECTION 2.04.   Duties and Responsibilities of the
                         Servicer........................................................... 13
         SECTION 2.05.   Fidelity Bond, Errors and Omissions
                         Insurance; Contingent Disaster
                         Relief Protection.................................................. 15
         SECTION 2.06.   Inspection......................................................... 16
         SECTION 2.07.   Possession and Payment of
                         Receivables........................................................ 17
         SECTION 2.08.   Monthly Servicing Fee; Servicing
                         Expenses........................................................... 17
         SECTION 2.09.   Collection Agent To Maintain
                         Computer Link...................................................... 18
         SECTION 2.10.   Resignation or Termination of
                         Servicer........................................................... 18
         SECTION 2.11.   [Reserved]......................................................... 19
         SECTION 2.12.   Events of Termination.............................................. 19
         SECTION 2.13.   Appointment of the Successor
                         Servicer........................................................... 21
         SECTION 2.14.   Effect of Service Transfer......................................... 22
         SECTION 2.15.   Annual Reports; Statements as to
                         Compliance......................................................... 22
         SECTION 2.16.   [Reserved.......................................................... 22
         SECTION 2.17.   Servicer Reports................................................... 22
         SECTION 2.18.   Confidentiality.................................................... 23
         SECTION 2.19.   [Reserved.......................................................... 24
         SECTION 2.20.   Standard of Care................................................... 24

                                   ARTICLE III

                                   COLLECTION AGENT......................................... 24

         SECTION 3.01.   AutoBond as Collection Agent....................................... 24
         SECTION 3.02.   Representations and Warranties of
                         AutoBond........................................................... 25
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         SECTION 3.03.  Duties and Responsibilities of the
                        Collection Agent................................................... 27
         SECTION 3.04.  [Reserved]......................................................... 27
         SECTION 3.05.  [Reserved]......................................................... 28
         SECTION 3.06.  [Reserved]......................................................... 28
         SECTION 3.07.  [Reserved]......................................................... 28
         SECTION 3.08.  Repossession and Disposal.......................................... 28
         SECTION 3.09.  Standard of Care................................................... 29

                                   ARTICLE IV

                                   LIMITATION ON LIABILITY; INDEMNITIES.................... 29

         SECTION 4.01.  Liabilities of Obligors............................................ 29
         SECTION 4.02.  Limitation on Liability of the
                        Servicer........................................................... 29
         SECTION 4.03.  Indemnities of the Servicer and the
                        Collection Agent................................................... 30

                                    ARTICLE V

                                    MISCELLANEOUS.......................................... 31

         SECTION 5.01.  Beneficiaries...................................................... 31
         SECTION 5.02.  Amendment.......................................................... 31
         SECTION 5.03.  Notices............................................................ 31
         SECTION 5.04.  Severability of Provisions......................................... 32
         SECTION 5.05.  GOVERNING LAW; CONSENT TO
                        JURISDICTION; WAIVER OF JURY TRIAL................................. 32
         SECTION 5.06.  Counterparts....................................................... 33
         SECTION 5.07.  [Reserved]......................................................... 33

SCHEDULE -                 DESIGNATED AUTO LOANS

EXHIBITS

EXHIBIT A -                FORM OF TRUST RECEIPT
EXHIBIT B -                FORM OF MONTHLY SERVICER REPORT
EXHIBIT C -                AUTOBOND PROGRAM MANUAL

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         SERVICING AGREEMENT, dated as of January 29, 1997 (this "Agreement"), between CSC LOGIC/MSA L.L.P., a Texas limited liability partnership doing business as "Loan Servicing Enterprise," in its capacity as servicer (the "Servicer") and AUTOBOND ACCEPTANCE CORPORATION, a Texas corporation, individually ("AutoBond") and as collection agent (the "Collection Agent).

                              W I T N E S S E T H:

         WHEREAS, AutoBond and its Affiliates have from time to time acquired and will acquire, or will act as Collection Agent in respect of, certain Auto Loans (as defined herein);

         WHEREAS, AutoBond desires that a servicer be appointed to perform certain servicing and insurance tracking functions in respect of the Auto Loans;

         WHEREAS, CSC Logic/MSA L.L.P. has been requested and is willing to act as the Servicer hereunder;

         WHEREAS, AutoBond and the Servicer desire that AutoBond act as Collection Agent hereunder and AutoBond has agreed to so act; and

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                      DEFINITIONS; RULES OF INTERPRETATION

         SECTION 1.01. Defined Terms. As used herein, the following terms shall have the following meanings:

         "Adverse Claim" means any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or



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         indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Servicing Agreement, as amended or supplemented from time to time in accordance with the terms hereof, including all exhibits and schedules hereto.

         "AutoBond" means AutoBond Acceptance Corporation, a Texas corporation.

         "AutoBond Program Manual" means the AutoBond Program Manual (including the Credit and Collection Policies) attached hereto as Exhibit C, as modified from time to time.

         "Auto Loan" means a fixed-rate, closed-end consumer installment automobile loan which finances the purchase of a new or used automobile, light-duty truck or van, which loan is secured by a lien and security interest in such financed vehicle in favor of the loan holder, and listed on Schedule I hereto, as supplemented from time to time by AutoBond.

         "Business Day" means any day other than a Saturday or a Sunday, or another day on which banks in Texas (or such other cities or states in which the principal administrative offices of AutoBond or the principal offices of the Servicer or AutoBond are subsequently located, as specified in writing by AutoBond to the other parties hereto) are required, or authorized by law, to close.

         "Closing Date" means January 29, 1997.

         "Collection Account" means each of the accounts in the name of, and controlled by, AutoBond or its designee and designated by AutoBond to the Servicer.

         "Collection Agent" means AutoBond, in its capacity as Collection Agent hereunder.

         "Credit Endorsement" means the deficiency balance endorsement issued under the VSI Policy.

         "Cut-Off Date" means January 29, 1997, with respect to the Auto Loans designated on the Closing Date, and with respect to subsequent Auto Loans designated hereunder, the later to occur of (a) last Business Day of the calendar month preceding such Transfer Date and (b) the origination date of such Auto Loans.

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         "Dealer" means each automobile dealer with whom AutoBond or an
         Originator has entered into a Dealer Agreement.

         "Dealer Agreement" means each agreement between a Dealer and either AutoBond or an Originator which provides for, among other things, acquisition of the Auto Loans.

         "Debt" means for any Person, (a) indebtedness of such Person for borrowed money or credit extended, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,
         (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Debt of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another Person to make payment of Debt, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Debt of another Person, or to supply funds to or in any manner invest in another Person in connection with Debt of such Person.

         "Determination Date" means the 10th day of each month (or the preceding Business Day, if such day is not a Business Day).

         "Due Period" means each calendar month.

         "Electronic Ledger" means the electronic master record of the Receivables maintained by the Servicer.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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         "Event of Termination" has the meaning specified in Section 2.12 hereunder.

         "Financed Vehicle" means a new or used automobile, van or light-duty truck, the purchase of which the Obligor financed with an Auto Loan.

         "Governmental Authority" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

         "Independent Public Accountant" means any of (a) Arthur Andersen & Co.,
         (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young, (e) KPMG Peat Marwick and (f) Price Waterhouse (and any successors thereof); provided, that such firm is independent with respect to AutoBond, the Servicer or any Subservicer, as the case may be, within the meaning of the Securities Act of 1933, as amended.

         "Loan Documents" means, with respect to an Auto Loan (a) a copy of the retail installment loan contract and security agreement evidencing such Auto Loan, (b) a copy of the credit application, and (c) a copy of an executed agreement to provide insurance signed by the Obligor, or a binder in respect thereof or a copy of the original confirmation of payment of premiums required under the VSI Policy.

         "Loan File" means, with respect to any Auto Loan, the original retail installment loan contract and security agreement evidencing the Auto Loan and originals or copies of such other documents and instruments relating to such Auto Loan and the security interest on the selected Financed Vehicle as specified in the AutoBond Credit and Collection Policies.

         "Lockbox" means the Lockbox established and maintained pursuant to the Lockbox Agreement.

         "Lockbox Account" means the account in the name of the Servicer, as custodian for AutoBond, established in respect of the Auto Loans at the Lockbox Bank and maintained pursuant to the Lockbox Agreement.

         "Lockbox Agreement" means the Lockbox Operations Agreement, dated as of September 30, 1996 between the Servicer, as custodian for AutoBond, and the Lockbox Bank.

         "Lockbox Bank" means Banc One, Texas, N.A.

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         "Monthly Servicing Fee" means, as of any Payment Date, the sum of (a)
         unless previously boarded under a servicing agreement with the Servicer, an initial booking fee equal to the product of (i) $10 and
         (ii) the number of Auto Loans added under this Agreement during the previous Due Period, and (b) the servicing fee, payable monthly hereunder, equal to the product of (i) $8.00 and (ii) the total number of Auto Loans subject to this Agreement at any time during such Due Period.

         "Net Payoff Balance" means, in respect of any Precomputed Receivables, the net payoff less any accrued but unpaid late charges.

         "Net Principal Balance" means, with respect to any Precomputed Receivable, the Net Payoff Balance as of the due date of the last full Scheduled Payment or, if more recent, the due date of the last periodic payment of principal thereon.

         "Net Unrealized Amount" means, (a) with respect to any Liquidated Receivables, the Unpaid Principal Balance of such Auto Loan minus the sum of (i) any repossession proceeds allocable to principal actually received on such Auto Loan, (ii) any insurance proceeds allocable to principal actually received from a claim with respect to such Auto Loan and (iii) refunds received from the cancellation of any insurance policies or service contracts with respect to such Auto Loan, and (b) with respect to any Auto Loan where the related Obligor is in bankruptcy, the amount of losses allocable to principal incurred thereon.

         "Obligor" means, with respect to any Receivable, the Person primarily obligated to make payments in respect thereto.

         "Officer's Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary, an Assistant Secretary, or the manager of such Person.

         "Opinion of Counsel" means a written opinion of counsel (who may be counsel to AutoBond or the Servicer), which opinion is acceptable to AutoBond.

         "Original Principal Balance" means the Net Principal Balance of a Precomputed Receivable and otherwise the outstanding Principal Balance of a Receivable, in each case as of the related Cut-Off Date.

         "Originator" means any Person, other than AutoBond, that acquires Auto Loans directly from a Dealer.

                                      - 5 -




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         "Payment Date" means, initially, February 15, 1997 and thereafter the
         15th day (or if such day is not a Business Day, the next succeeding Business Day) of each month.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

         "Post-Sale Adjustment" has the meaning specified in
         Section 3.08(c).

         "Precomputed Receivable" means any Auto Loan under which earned interest (which may be referred to in the Auto Loan as the add-on finance charge) and principal is determined according to the sum of periodic balances or the sum of monthly balances or the sum of the digits or any equivalent method commonly referred to as the "Rule of 78s".

         "Receivable" means a fixed rate fully amortizing closed-end consumer installment Auto Loan (upon which interest is calculated based upon either a simple interest basis or the Rule of 78s) arising from the sale of a Financed Vehicle, and includes, without limitation, (a) the related Assignment, (b) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Obligor thereunder, including, without limitation, the Financed Vehicle, AutoBond's or an Originator's rights under the related Dealer Agreement, (b) all guarantees, indemnities and warranties, proceeds of insurance policies (including the VSI Policy), certificates of title or other title documentation and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Auto Loan, (c) all collections and all related Loan Documents, Loan Files and records with respect to the foregoing, and (d) all proceeds of any of the foregoing.

         "Records" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Collection Agent, the Servicer or by or on behalf of AutoBond with respect to Receivables and the related Obligors.

         "Responsible Officer" means, with respect to any Person, the Person, any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer or any other officer of such Person

                                      - 6 -




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         customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Scheduled Payment" means a payment due on an Auto Loan in accordance with its terms.

         "Service Transfer" has the meaning specified in Section 2.12.

         "Servicer" means CSC Logic/MSA L.L.P., a Texas limited liability partnership doing business as "Loan Servicing Enterprises," in its capacity as servicer under the Servicing Agreement and any successor thereto in accordance hereunder.

         "Servicer Duties" has the meaning specified in Section 2.04(a).

         "Servicer Report" has the meaning specified in Section 2.17.

         "Servicing Officer" means any officer or employee of the Servicer involved in, or responsible for, the administration and servicing of Receivables whose name appears on a list of servicing officers attached to Officer's Certificates furnished to AutoBond by the Servicer, as such list may be amended from time to time by the party furnishing any such Officer's Certificate.

         "Subservicer" means any Person with whom the Servicer enters into a Subservicing Agreement.

         "Subservicing Agreement" means any written contract between the Servicer and any Subservicer, relating to servicing and collection of Receivables, in such form as has been approved by AutoBond hereunder.

         "Successor Servicer" has the meaning specified in Section 2.13(a) hereunder.

         "Transfer Date" means the Closing Date and any Business Day upon which AutoBond designates an Auto Loan as subject to this Agreement.

         "UCC" means the Uniform Commercial Code as in effect in the relevant state.

         "Unpaid Principal Balance" means, with respect to any Auto Loan as of any Determination Date, (a) for an Auto Loan bearing interest calculable on a simple interest basis, the unpaid principal amount for such Auto Loan

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         or (b) for a Precomputed Receivable, the Net Principal Balance, in each case as of the end of the most recent Due Period; provided that, for any Auto Loan where the Net Unrealized Amount equals the Unpaid Principal Balance, such Unpaid Principal Balance shall thereafter equal zero.

         "VSI Policy" means the Vendor's Single Interest Insurance Policy, including the Credit Endorsement, issued by Interstate, insuring against risk of physical damage or other losses on the Financed Vehicles, or any successor or replacement policies thereto.

         SECTION 1.02. Rules of Interpretation. The following rules apply to this Agreement:

                           (a) the singular includes the plural and the plural includes the singular;

                           (b) "or" is not exclusive and "include" and "including" are not limiting;

                           (c) a reference to any agreement or other contract includes permitted supplements and amendments;

                           (d) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor;

                           (e) a reference to a person includes its permitted successors and assigns;

                           (f) a reference to an Article, a Section, an Exhibit or a Schedule without further reference is to the relevant Article, Section, Exhibit or Schedule of this Agreement;

                           (g) any right may be exercised at any time and from time to time;

                           (h) the headings of the Articles and the Sections are for convenience and shall not affect the meaning of this Agreement; and

                           (i) words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular Article, Section, subsection or clause hereof.

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                                   ARTICLE II

                            SERVICING OF TRUST ASSETS

         SECTION 2.01. Appointment of Servicer. AutoBond hereby appoints the Servicer, and the Servicer accepts such appointment, to perform its obligations pursuant to this Agreement on behalf of and for the benefit of AutoBond and any applicable Affiliates in accordance with the terms of this Agreement, the respective Receivables, the VSI Policy and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers Receivables of similar credit quality for other portfolios, if any, giving due consideration to customary and usual standards of practice of prudent institutional automobile loan servicers and, in each case, taking into account its other obligations hereunder, but without regard to:

                         (i)  any relationship that the Servicer, any
         Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Obligor; or

                        (ii) the ownership, or servicing for others, by the Servicer or any Subservicer, of any other automobile loans or property.

In the event that the Servicer believes that it is unable to comply with the requirements of this Section 2.01 with respect to any particular Receivable as a result of one or more of the factors described in clauses (i) and (ii) of this
Section 2.01, it may enter into a Subservicing Agreement pursuant to Section
2.02 pursuant to which a Subservicer shall perform its duties with respect to any such Receivable. In such event, so long as such Subservicer performs such duties on behalf of the Servicer in accordance with the requirements of this Agreement, including this Section 2.01, then the Servicer shall be deemed to be in compliance therewith. Notwithstanding the above, the Servicer must obtain the written consent of AutoBond which consent shall not be unreasonably withheld prior to any such Subservicing Agreement. In the event that AutoBond does not consent to such a Subservicing Agreement proposed by the Servicer, AutoBond shall have the right to remove the Servicer as the servicer hereunder with respect to such Auto Loans and to appoint a Successor Servicer with respect to such Auto Loans pursuant to Section 2.13.

         SECTION 2.02. Subservicing Agreements Between Servicer and Subservicer.

         (a) Upon the prior written consent of AutoBond (which consent shall not be unreasonably withheld), the Servicer may enter into Subservicing Agreements with a Subservicer

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for the performance of all or a part of the Servicer Duties with respect to any
Receivable. References in this Agreement to actions taken or to be taken by the Servicer in performance of the Servicer Duties include actions taken or to be taken by a Subservicer on behalf of the Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement. The Servicer shall provide written notice to AutoBond promptly upon the appointment of any Subservicer. For purposes of this Agreement, the receipt by a Subservicer of any amount with respect to a Receivable (other than amounts representing servicing compensation) shall be treated as the receipt by the Servicer of such amount.

         (b) Upon the prior written consent of AutoBond (which consent shall not be unreasonably withheld), the Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement.

         (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain directly obligated and directly liable to AutoBond for the servicing and administering of the Receivables in accordance with the provisions of this Agreement without diminution of such obligation or liability (including its indemnity obligations under Section 4.03) by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         (d) Any Subservicing Agreement that may be entered into pursuant to this Agreement and any other transaction or services relating to the Receivables involving a Subservicer in its capacity as such that is consented to by AutoBond shall be deemed to be between the Subservicer and the Servicer alone and AutoBond shall not be deemed party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer.

         (e) If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of any Event of Termination), the Servicer, upon prior written consent of AutoBond, shall thereupon terminate each Subservicing Agreement that may have been entered into, and neither AutoBond nor the Successor Servicer shall be deemed to have assumed any liability or obligation thereunder, the Servicer's interest therein or to have replaced the Servicer as a party to any such Subservicing Agreement.

         SECTION 2.03. Representations and Warranties of the Servicer. The Servicer represents and warrants to AutoBond as follows, as of the date hereof (which representations and warranties shall be deemed repeated on each Transfer Date and on each date on which a Servicer Report is due to be delivered hereunder as though made on and as of such date):

                         (a) It is a limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business, and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified; it or a Subservicer is or will be in compliance with the laws of each state to the extent necessary to perform its obligations under this Agreement; and it or a Subservicer has obtained all necessary licenses with respect to it or such Subservicer required by law to enable it to perform its duties herein;

                         (b) It has the power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby;

                         (c) The execution and delivery by it and the performance by it or a Subservicer of this Agreement, and the execution and delivery by it and the performance by it or a Subservicer of all other agreements, instruments and documents which may be delivered by it pursuant hereto, and the transactions contemplated hereby, (i) have been duly authorized by all necessary partnership or other action, on the part of it, (ii) do not contravene or cause it to be in default under (A) its organizational documents, (B) any contractual restriction with respect to any Debt of it or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other material agreement or instrument binding it or its property or
         (C) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to or binding it or its property, and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties;

                         (d) This Agreement has been duly executed and delivered on behalf of it;

                         (e) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party is required for the due execution, delivery and performance by it (either directly or through a Subservicer) of this Agreement or any other agreement, document or instrument to be delivered by it hereunder;

                         (f) This Agreement is its legal, valid and binding obligation enforceable against it in accordance with its terms;

                         (g) There is no pending or threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of a material nature against or affecting it, its officers or directors, or its property, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any document to be delivered by it hereunder or (ii) seeking any determination or ruling that would reasonably be expected to materially and adversely affect
         (A) the performance by it of its obligations under this Agreement, or
         (B) the validity or enforceability of this Agreement or any document to be delivered by it hereunder or (iii) which is inconsistent with the due consummation by it of the transactions contemplated by this Agreement;

                         (h) Its facilities, plant, personnel, records and products are adequate for the performance of its duties hereunder;

                         (i) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which would reasonably be expected to have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or would reasonably be expected to have consequences that would materially and adversely affect its performance hereunder;

                         (j) No certificate of an officer, statement furnished in writing, report or electronic medium delivered pursuant to the terms hereof by the Servicer contains any untrue statement of a material fact or omits to state any material fact to make the certificate, statement or report not misleading;

                         (k) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer; and

                         (l) The Financed Vehicle securing each Receivable shall not be released by the Servicer or a Subservicer in whole or in part from the security interest granted by the Obligor, except as contemplated herein.

It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive the execution of this Agreement. Upon discovery by either AutoBond or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give proper written notice to the other parties hereto.

         SECTION 2.04.  Duties and Responsibilities of the
Servicer.

         (a) The Servicer shall manage, administer, monitor and service the Auto Loans, including providing data management, payment processing and customer service; provided that the Servicer will not act as Collection Agent. In performing its duties hereunder, the Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable, within the terms of this Agreement (the "Servicer Duties"). The Servicer will provide the following services (together with other activities not inconsistent with the description below and implicitly necessary to accomplish the usual and customary activities, other than collections, of an automobile loan servicer):

                (i)   Boarding Functions:

                      (1)     Review for receipt of copies of Loan Documents;
                      (2) Input of new Receivable information into loan accounting system; and
                      (3)     Preparation and mailing of welcome letters.

               (ii)   File Maintenance/Document Control Functions:

                      (1)     Retention of copies of the Loan Documents;
                      (2) Tracking of customer collision insurance on Financed Vehicles and reporting to Collection Agent exposed Financed Vehicles; and
                      (3) Determination of Receivables being satisfied in full.

              (iii)   Customer Service Functions:

                      (1) Preparation and transmittal of monthly billing statements to Obligors;
                      (2)     Response to Obligor inquiries;
                      (3) Research regarding billing statements and Obligor inquiries;
                      (4)     Maintenance of Obligor information; and

                      (5)     Preparation and mailing of delinquency notices.

               (iv)   Payment Processing Functions:

                      (1)     Coordination of lockbox procedures;
                      (2)     Recording of loan payment information; and
                      (3) Referral to Collection Agent of instances of non-sufficient funds.

                (v)   Reporting Functions:

                      (1)     Preparation and delivery of Servicer's Report.

               (vi)   Data Processing Functions:

                      (1)     Entry of data;
                      (2)     Operation of data center;
                      (3)     Operation of telecommunications; and
                      (4)     Operation and maintenance of collection system.

         Notwithstanding the foregoing, to the extent that any of the duties set forth above are assigned to the Collection Agent pursuant to Article III hereof, the Servicer shall have no liability for such duty so long as the Collection Agent continues to act in such capacity hereunder.

         (b) The Servicer may not sue to enforce or collect upon a Receivable in its own name, or as agent for AutoBond or its Affiliates without the prior written consent of Autobond.

         (c) In accordance with the standard of care in Section 2.01 the Servicer may agree to grant to the Obligor on any Receivable any rebate, refund or adjustment that the Servicer in good faith believes is required under the Receivable or applicable law in connection with a prepayment in full of the Receivable, and, the Servicer, AutoBond may remit the amount of any such rebate, refund or adjustment to the applicable Obligors. The Servicer may not permit any rescission or cancellation of any Receivable nor may it take any action with respect to any Receivable which would invalidate the coverage afforded by the VSI Policy to such Receivable or the related Financed Vehicle, or would impair the rights of AutoBond therein or in the proceeds thereof. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance herewith.

         (d) The Servicer shall hold in trust for the benefit of AutoBond and shall forward to the Collection Account, or the Lockbox Account, as applicable, no later than the next Business Day following receipt thereof any payment or deposit with respect to any Receivable received by the

Servicer. The Servicer shall not assert any right of setoff or any lien with respect to such payment or deposit.

         (e) The Servicer agrees to monitor and track each Financed Vehicle for maintenance of required physical damage insurance in the manner required by the VSI Policy and to notify the Collection Agent and AutoBond, as soon as practicable but not later than 30 days after becoming initially aware, of circumstances that would lead a reasonable person to believe that the insurance on any Financed Vehicle is not being or will not be maintained in accordance with applicable law and the terms of the applicable retail installment sales contract; provided that if the VSI Policy is amended in writing, Servicer is not obligated to comply with any different provision until such time as the Servicer has been notified of such change, and has expressly agreed in writing to the extent such modification would materially alter the obligations of the Servicer.

         (f) Except as expressly provided herein, the Servicer shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon or with respect to, any Receivable (or any right to income in respect thereof), or any account in which any payments with respect to any Receivable are deposited, or assign any right to receive income in respect of any Receivable.

         (g) The Servicer shall each instruct each Obligor by written notice that all payments on Receivables shall be mailed to the Lockbox, and, that such payments shall be made payable to the order of "AutoBond Acceptance Corporation".

         SECTION 2.05. Fidelity Bond, Errors and Omissions Insurance; Contingent Disaster Relief Protection.

         (a) The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other Persons acting on behalf of the Servicer in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Persons and shall be maintained in a form that would meet the requirements of prudent institutional auto loan servicers and, in the case of the fidelity coverage in the amount of $100,000 and in the amount of $1,000,000 in the case of errors and omissions coverage. No provision of this Section 2.05(a) requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The Servicer shall be deemed to have complied with this provision with respect to itself if one of its respective Affiliates has such fidelity bond and errors and omissions policy coverage and, by the terms of such fidelity bond and errors and omissions policy, the coverage afforded thereunder extends to the Servicer. The Servicer shall cause each and every Subservicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements. Upon request of AutoBond, the Servicer shall cause to be delivered to AutoBond a certification evidencing coverage under such fidelity bond and insurance policy. Any such fidelity bond or insurance policy shall (i) not be cancelled without the Servicer giving prior written notice to AutoBond immediately following the giving or receipt of such notice as is required or allowed under the terms of such fidelity bond or insurance policy, as the case may be and (ii) not be modified in a materially adverse manner without ten days' prior written notice by the Servicer to AutoBond.

         (b) The Servicer currently maintains, at its own expense, a computer disaster recovery plan and computer disaster recovery procedures in forms consistent with industry standards of prudent institutional receivables servicers and shall continue to maintain, at its own expense, such a plan and such procedures as are consistent with such standards and shall not modify amend or revoke such procedures without giving prior written notice thereof to AutoBond. No provision of this Section 2.05(b) requiring such a plan and such procedures shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such a plan and such procedures which also affords protection to the Servicer. Upon request of AutoBond, the Servicer shall cause to be delivered to AutoBond a certification as to the existence of such a plan and such procedures.

         SECTION 2.06. Inspection.

         (a) At all times during the term hereof, the Servicer shall afford AutoBond, together with each of their authorized agents (including auditors), upon reasonable notice, reasonable access (subject to the security rules and regulations of the Servicer) during normal business hours to its records relating to the Receivables and will cause its personnel to assist in any examination of such records by any of such Persons; provided, that the foregoing shall not require any of such Persons to conduct any inspection. The examination referred to in this Section 2.06(a) will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations or require the Servicer to disclose or expose confidential information related to its services hereunder or to its other clients. Without otherwise limiting the scope of the examination, AutoBond may, using generally accepted auditing standards, verify the status of each Receivable and review the copies of the Loan Documents, Electronic Ledger and records relating thereto for conformity to reports prepared pursuant to Section 2.17 and compliance with the standards represented or required to exist as to each Receivable in this Agreement. Nothing in this section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the obligors, and failure of the Servicer to provide access to information a result of such obligation shall not constitute a breach of this Section 2.06.

         (b) All information obtained by AutoBond or its respective agents regarding the Obligors and the Receivables, whether upon exercise of their respective rights under this Section 2.06 or otherwise, shall be maintained by AutoBond and its respective agents in confidence and shall not be disclosed to any other Person, except as otherwise required by applicable law or regulation.

         SECTION 2.07. Possession and Payment of Receivables. The Servicer shall determine when a Receivable has been paid in full. The Servicer shall notify AutoBond in writing within five (5) Business Days as to each Receivable in connection with which such a determination has been made. If the Servicer requires possession of any Loan File or any documents related thereto in order to perform its duties or obligations hereunder, prior to taking possession of any such Receivable or documents, the Servicer shall deliver to AutoBond a trust receipt substantially in the form attached hereto as Exhibit A. The Servicer agrees to promptly return any such Receivable and documents, possession of which the Servicer takes in accordance with this Section 2.07, after its need for possession thereof ceases.

         SECTION 2.08. Monthly Servicing Fee; Servicing Expenses.

         (a) On each Payment Date the Servicer shall be entitled to receive by wire transfer of immediately available funds to an account designated in writing by the Servicer to AutoBond an amount equal to the Monthly Servicing Fee as of such Payment Date.

         (b) The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel, Subservicers, or any other Person) out of the compensation retained by or paid to it pursuant to Section 2.08(a) above, and shall not be entitled to any extra payment or reimbursement therefor; provided, however, that the Servicer shall be entitled to reimbursement by wire transfer of immediately available funds to an account designated in writing by the Servicer to AutoBond for the amount of any (i) applicable lockbox charges, freight, communication charges and refunds for overpayments, and (ii) other expenses incurred with the prior written consent of AutoBond. No later than five Business Days prior to each Payment Date, the Servicer shall provide AutoBond and the Collection Agent with a list of items eligible for reimbursement pursuant to the immediately preceding sentence, which items may include, with respect to the Servicer, expenses for special forms and materials, freight, tapes, communications, lock-box charges and other expenses approved by AutoBond, in such reasonable detail as AutoBond may request, together with its certification by a Servicing Officer that all such items are eligible for reimbursement hereunder.

         SECTION 2.09. Collection Agent To Maintain Computer Link. Without limitation of its obligations in respect of the other provisions of this Agreement, and in addition to the duties of the Servicer, the Collection Agent has supported and will continue to support non-dedicated dial-up capability with the Servicer. Notwithstanding any provision of the Agreement to the contrary, the Collection Agent shall have no duty or obligation with respect to the information provided via the computer link described in the preceding sentence.

         SECTION 2.10. Resignation or Termination of Servicer.

         (a) The Servicer may resign immediately from the obligations and duties hereby imposed on it upon its determination that (i) the performance of its duties hereunder has become impermissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to AutoBond before any such resignation and as to clause (ii) by an Officer's Certificate to such effect delivered to AutoBond before any such resignation. The action referred to in clause (ii) of this Section 2.10(a) will not be considered reasonable if it requires the payment of extraordinary fees or costs for which the Servicer is not eligible for reimbursement under Section 2.08.

         (b) AutoBond may, upon 30 days' prior written notice to the Servicer, terminate CSC LOGIC/MSA, L.L.P. as Servicer hereunder provided, that if such termination is without cause, CSC LOGIC/MSA L.L.P. shall receive the termination fee payable pursuant to Section 2.13(c).

         (c) In addition to its rights under Section 2.10(a), so long as the Servicer is CSC LOGIC/MSA, L.L.P., the Servicer may resign as Servicer hereunder, effective upon 30 days' notice to AutoBond; provided, however that such resignation may be effective earlier if a Successor Servicer is appointed in accordance with Section 2.13 prior to the expiration of such 30 day period.

         SECTION 2.11. [Reserved]

         SECTION 2.12. Events of Termination. If any of the following events (each, an "Event of Termination") shall occur and be continuing:

                  (a) Any failure by the Servicer to forward to the Collection Account or the Lockbox Account, as applicable, any payment or partial payment or deposit identified with respect to any Receivable received by the Servicer and the continuance of such failure for a period of two Business Days after the date upon which such payment or deposit is received by the Servicer; or

                  (b) Failure on the part of either party to observe or perform any term, covenant or agreement in this Agreement, (other than the agreement to deliver the Servicer Report pursuant to Section 2.17), which failure continues unremedied for 10 Business Days after discovery by the or the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such party by the other party; or

                  (c) Any proceeding shall be instituted against the Servicer or AutoBond (or, if the Servicer or AutoBond is actively contesting the merits thereof, such proceeding is not dismissed within 60 days) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

                  (d) The commencement by the Servicer or AutoBond of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Servicer or AutoBond in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Servicer or AutoBond or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action; or

                  (e) The Servicer shall fail to deliver a report at the time, in the form and containing the information expressly required by this Agreement, and the continuance of such failure for a period of 5 Business Days after the date upon which written notice of such failure shall have been given to the Servicer by AutoBond; or

                  (f) There is a breach of any of the representations and warranties of a party set forth herein which breach shall be in the opinion of the other party reasonably expected to have a material adverse effect on such party or the Auto Loans and such breach shall not have been cured within 10 Business Days;

then, and in any such event, the aggrieved party may, by delivery to the other party of a written notice specifying the occurrence of any of the foregoing events, terminate this Agreement without demand, protest or further notice of any kind, all of which are hereby waived (such termination of the Servicer pursuant to this Section or Section 2.10 is hereby called a "Service Transfer"); provided, that in the event any of the events described in subsections (c) or
(d) of this Section 2.12 shall have occurred, termination of the duties and responsibilities of the affected party shall automatically occur, without, demand, protest, or further notice of any kind, all of which are expressly waived by such party.

         SECTION 2.13. Appointment of the Successor Servicer.

         (a) Upon the effectiveness of termination of the Servicer's responsibilities under this Agreement pursuant to Section 2.10 or Section 2.12, AutoBond shall immediately succeed to the duties of the Servicer as a successor Servicer (the "Successor Servicer"), unless and until another Successor Servicer has been appointed by AutoBond. Such Successor Servicer shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement; provided, that such Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of the appointment of such Successor Servicer as Servicer. Such Successor Servicer shall be authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination and to perform the duties of the Servicer hereunder.

         (b) Any Successor Servicer appointed by AutoBond hereunder shall be entitled to the compensation (including the estimated termination costs of such servicing and a reasonable profit) agreed to with AutoBond.

         (c) The outgoing Servicer, AutoBond and the Successor Servicer shall take such action, consistent with this Agreement, that shall be reasonably necessary to effectuate any such succession, including, without limitation, (i) the express assumption by such Successor Servicer of the duties and obligations of the outgoing Servicer hereunder, (ii) notifying Obligors in writing of the existence of the Successor Servicer, and (iii) providing such Successor Servicer with all Records maintained or held by the outgoing servicer as Servicer hereunder, including all paper files and all electronic files, and the Servicer shall be reimbursed for related expenses in accordance with Section 2.08(b). In the event that CSC Logic/MSA L.L.P. is terminated as Servicer without cause pursuant to Section 2.10(b), it shall be entitled to receive an additional one-time termination fee of $6.50/loan.

         (d) Upon appointment, any Successor Servicer shall be successor in all respects to the outgoing Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all responsibilities, duties and liabilities relating thereto placed upon the Servicer by the terms and provisions hereof.

         SECTION 2.14. Effect of Service Transfer.

         (a) Prior to any Service Transfer, the outgoing Servicer shall notify (or, to the extent that the Servicer provided such notice pursuant to Section 2.13(c), confirm the notice to) Obligors of the existence of the Successor Servicer. The Servicer shall be entitled to receive from AutoBond, as extra compensation for such Services, a fee equal to $.60 for each such notice given.

         (b) After any Service Transfer, the outgoing Servicer shall have no further obligations with respect to the management, servicing, custody or monitoring of the collection of the Receivables and the Successor Servicer shall have all of such obligations.

         (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including, but not limited to, the obligations and indemnities of the outgoing Servicer pursuant to Article IV) other than those relating to the management, servicing, custody or monitoring of the collection of the Receivables by the Successor Servicer.

         SECTION 2.15. Annual Reports; Statements as to Compliance.

                  (a) On or before ninety (90) days after the end of each fiscal year of the Servicer, the Servicer shall deliver to AutoBond a copy of the financial statements of Computer Sciences Corporation and Mitchell Sweet & Associates, Inc. (or the Successor Servicer) containing a report of a firm of Independent Public Accountants to the effect that such firm has examined certain books and records of Computer Sciences Corporation and Mitchell Sweet & Associates, Inc. (or the Successor Servicer) and that, on the basis of such examination conducted substantially in compliance with generally accepted audit standards such financial statements accurately reflect the financial condition of Computer Sciences Corporation and Mitchell Sweet & Associates, Inc. (or the Successor Servicer).

         (b) The Servicer shall promptly (but in any event within five Business
Days) notify AutoBond upon receiving actual knowledge of any event which constitutes an Event of Servicing Termination or would constitute an Event of Servicing Termination but for the requirement that notice be given or time elapse or both.

         SECTION 2.16. [Reserved].

         SECTION 2.17. Servicer Reports.

         (a) The Servicer shall furnish by close of business on each Determination Date (or the next succeeding Business Day if such day is not a Business Day), to AutoBond, an

Officer's Certificate, substantially in the form attached hereto as Exhibit B (the "Servicer Report"), or in such other form as is mutually acceptable to the Servicer and AutoBond. To the extent such information is not currently provided in the form of Servicer Report, then the Servicer shall develop and provide such information at its customary hourly rate and cost, which shall be paid to Servicer as part of its compensation hereunder.

         (b) The Servicer Report shall include a certification (i) that the information contained in such certificate is accurate, (ii) that no Event of Termination, or event that with notice or lapse of time or both would become an Event of Termination, has occurred, or if an Event of Termination or such event has occurred and is continuing, specifying the Event of Termination or such event and its status and (iii) that the representations and warranties of the Servicer contained in Section 2.03 of this Agreement are true and correct as though made on and as of the date of such certificate.

         SECTION 2.18. Confidentiality. AutoBond acknowledges the proprietary nature of certain of the software, software procedures, software development tools, know-how, methodologies, processes and technologies of the Servicer ("Confidential Material") and agrees (i) that it shall use the same means as it uses to protect its own confidential information, but in no event less than reasonable means, to avoid disclosure, by it or its agents or employees, to any third party of any confidential or proprietary information of the Servicer identified as such by the Servicer to it, except to the extent that any such person may be required to disclose any such information (x) by law or any legal process or proceeding, including, without limitation, in connection with an examination or audit by any governmental regulatory agency, in which case such person shall give notice of such event to the Servicer or (y) in connection with its duties and obligations hereunder and under the other transaction documents, and (ii) that all such confidential or proprietary software, software procedures, software development tools, know-how, methodologies, process and technologies that are based upon trade secrets or proprietary information of the Servicer identified as such by the Servicer to it shall be and remain the property of the Servicer and that AutoBond will have no ownership interest therein or ownership claim thereto. AutoBond shall confine the knowledge and use of the Confidential Material only to its employees who require such knowledge and use in the ordinary course and scope of their employment.

         SECTION 2.19. [Reserved].

         SECTION 2.20. Standard of Care. In performing its duties and obligations hereunder and in administering, tracking and enforcing the insurance policies maintained by obligors relating to the Receivables pursuant to this Servicing Agreement, the Servicer will comply with all applicable state and federal laws and will exercise that degree of skill and care consistent with the degree of skill and care that the Servicer exercises with respect to similar motor vehicle retail installment sales contracts or loans owned and/or serviced by the Servicer, and will apply in performing such duties and obligations, those standards, policies and procedures consistent with the customary standards, policies and procedures the Servicer applies with respect to similar motor vehicle retail installment contracts or loans owned or serviced by it; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise required by applicable law or regulation, release or waive the right to collect the unpaid balance on any Receivable. In performing its duties and obligations hereunder, the Servicer shall comply with the VSI Policy (solely with respect to insurance tracking as specified in the Servicer's duties as set forth in Section 2.04(a)) and all applicable federal and state laws and regulations, shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not impair the rights of AutoBond in the Receivables.


                                   ARTICLE III

                                COLLECTION AGENT

         SECTION 3.01. AutoBond as Collection Agent. (a) AutoBond agrees to act as the Collection Agent under this Agreement so long as the Servicer is acting as Servicer hereunder.

         (b) The Collection Agent shall perform its obligations pursuant to this Agreement on behalf of and for the benefit of AutoBond in accordance with the terms of this Agreement, the respective Receivables, the VSI Policy and applicable law and, to the extent consistent with such terms, in the same manner in which, and at least with the same care, skill, prudence and diligence with which, it services and administers Receivables of similar credit quality for other portfolios, if any, giving due consideration to customary and usual standards of practice of prudent institutional automobile loan collection agents and, in each case, taking into account its other obligations hereunder, but without regard to:

                         (i) any relationship that the Collection Agent or any Affiliate of the Collection Agent may have with the related Obligor;

                        (ii) the Collection Agent's right to receive compensation for its services hereunder or with respect to any particular transaction; or

                       (iii) the ownership, or servicing for others, by the Collection Agent, of any other automobile loans or property.

In furtherance of the servicing standard set forth above in this Section 3.01(b), and in accordance with the provisions of the AutoBond Program Manual and subject to any express limitations set forth in this Agreement (and the subrogation rights of any insurance company issuing the VSI Policy), the Collection Agent shall also seek to maximize the timely and complete recovery of principal and interest on Receivables; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Collection Agent of the collectibility of the Receivables.

         SECTION 3.02. Representations and Warranties of AutoBond. AutoBond represents and warrants to the Servicer as follows, as of the date hereof (which representations and warranties shall be deemed repeated on each Transfer Date and on each date during the term hereof as though made on and as of such date):

                         (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business, and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified; it will be in compliance with the laws of each state to the extent necessary to perform its obligations under this Agreement; and it has obtained all necessary licenses with respect to it required by law to enable it to perform its duties herein;

                         (b) It has the corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby;

                         (c) The execution and delivery by it and the performance by it of this Agreement, and the execution and delivery by it and the performance by it of all other agreements, instruments and documents which may be delivered by it pursuant hereto and thereto, and the transactions contemplated hereby and thereby, (i) have been duly authorized by all necessary corporate or other action, on the part of it, (ii) do not contravene or cause it to be in default under (A) its articles of incorporation, (B) any contractual restriction with respect to any Debt of it or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other material agreement or instrument binding it or its property or (C) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to or binding it or its property, and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties;

                         (d) This Agreement has been duly executed and delivered on behalf of it;

                         (e) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party is required for the due execution, delivery and performance by it of this Agreement or any other agreement, document or instrument to be delivered by it hereunder;

                         (f) This Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms;

                         (g) There is no pending or threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of a material nature against or affecting it, its officers or directors, or its property, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (A) asserting the invalidity of this Agreement, or any document to be delivered by it hereunder or (B) seeking any determination or ruling that would reasonably be expected to materially and adversely affect
         (I) the performance by it of its obligations under this Agreement, or
         (II) the validity or enforceability of this Agreement, or any document to be delivered by it hereunder or thereunder (C) which is inconsistent with the due consummation by it of the transactions contemplated by this Agreement;

                         (h) Its facilities, plant, personnel, records and products are adequate for the performance of its duties hereunder;

                         (i) AutoBond is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, and there exists no other event or circumstance, which default, event or circumstance would reasonably be expected to have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of AutoBond or its properties or would reasonably be expected to have consequences that would materially and adversely affect its performance hereunder;

                         (j) Each certificate and each statement furnished in writing, report or electronic medium delivered pursuant to the terms hereof by AutoBond is accurate and complete with respect to the information purported to be set forth therein; and

                         (k) The practices used by the AutoBond to monitor collections with respect to the Receivables and repossess and dispose of the Financed Vehicles related to the Receivables have been, and will be, in all material respects, legal, proper and in conformity with the requirements of the VSI Policy procedures (if applicable) and as set forth with respect to the Collection Agent in the AutoBond Program Manual.

It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive the execution of this Agreement.

         SECTION 3.03. Duties and Responsibilities of the Collection Agent.

         (a) AutoBond, as Collection Agent, shall remain the prior lienholder of record with respect to each Financed Vehicle relating to the Auto Loans.

         (b) The duties and responsibilities of the Collection Agent shall consist of (i) receiving and administering collections on the Receivables, (ii) arranging for and administering repossessions of the Financed Vehicles related to the Receivables, (iii) disposing of each Financed Vehicle related to a Receivable whether following repossession or otherwise and (iv) filing of insurance claims and performing the duties of the named insured under the VSI Policy (if applicable) with respect to each Receivable affected by a repossession or otherwise. The Collection Agent, on behalf of AutoBond (and any named insured under the VSI Policy), shall take such reasonable action as shall be necessary to permit recovery on each Receivable under the VSI Policy, if applicable.

         (c) The Collection Agent shall forward to the Lockbox or the Lockbox Account within two (2) Business Days following receipt thereof any payment or partial payment or deposit with respect to any Receivable received by the Collection Agent.

         SECTION 3.04. [Reserved]

         SECTION 3.05. [Reserved]

         SECTION 3.06. [Reserved]

         SECTION 3.07. [Reserved]

         SECTION 3.08. Repossession and Disposal.

         (a) The Collection Agent is empowered to execute and deliver any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Financed Vehicles related to the Receivables, all in accordance with the standard of care set forth in Section 3.09. Without limiting the generality of the foregoing, the Servicer shall upon the receipt of a written request of the Collection Agent, execute and deliver to the Collection Agent any limited powers of attorney and other documents prepared by the Collection Agent and reasonably necessary or appropriate (as certified in such written request) to enable the Collection Agent to carry out its duties hereunder (including, without limitation, matters relating to the certificates of title with respect to the Financed Vehicles), and the Servicer shall not be held responsible for any negligence by the Collection Agent in its use of such limited powers of attorney.

         (b) The Collection Agent shall forward the proceeds of any disposition of a Financed Vehicle related to a Receivable upon receipt thereof to the Lockbox or the Lockbox Account. If subsequent to the disposal of a Financed Vehicle related to a Receivable in accordance herewith and, as required by this Agreement, with the AutoBond Program Manual, the transaction disposing of such Financed Vehicle is rescinded or adjusted, through arbitration or otherwise, due to any condition affecting such Financed Vehicle, then any amount which the Collection Agent pays in connection with such rescission or adjustment shall be the "Post-Sale Adjustment". The Collection Agent shall notify the Servicer of the amount of any Post-Sale Adjustment.

         (c) The Collection Agent represents and warrants to the Servicer and shall be deemed to continuously represent and warrant to the Servicer with respect to each Financed Vehicle assigned to the Collection Agent pursuant hereto and, as required by this Agreement, to the AutoBond Program Manual, that the Collection Agent will comply in all material respects with the VSI Policy (if applicable), and all applicable federal, state and local regulations pertaining to its services hereunder, including disclosure requirements, required to be complied with in conjunction with such services. The Collection Agent shall defend, indemnify and hold the Servicer harmless from and against any claim, suit, loss, cost or liability, direct or indirect, including reasonable attorney's fees, arising out of any breach of any representation or warranty made by the Collection Agent in the immediately preceding sentence.

         SECTION 3.09. Standard of Care. In performing its duties and obligations hereunder and in administering and enforcing the VSI Policy relating to the Receivables pursuant to this Servicing Agreement, the Collection Agent (if other than AutoBond) will comply with all applicable state and federal laws and will exercise that degree of skill and care consistent with the degree of skill and care that the Collection Agent exercises with respect to similar motor vehicle retail installment sales contracts or loans owned and/or serviced by the Collection Agent and will apply in performing such duties and obligations, those standards, policies and procedures consistent with the customary standards, policies and procedures the Collection Agent applies with respect to similar motor vehicle retail installment contracts or loans owned or serviced by it. In performing its duties and obligations hereunder, the Collection Agent shall comply with the VSI Policy (if applicable) all applicable federal and state laws and regulations and shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder.

                                   ARTICLE IV

                      LIMITATION ON LIABILITY; INDEMNITIES

         SECTION 4.01. Liabilities of Obligors. No obligation or liability of any Obligor under any of the Receivables is intended to be assumed by the Servicer or AutoBond under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Servicer, the Collection Agent and AutoBond expressly disclaim such assumption.

         SECTION 4.02. Limitation on Liability of the Servicer.

         (a) The Servicer shall have no liability in connection with this Agreement except to the extent of the obligations specifically imposed by this Agreement, it being understood that no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Servicer.

         (b) Neither the Servicer nor any of the directors, officers, employees or agents thereof shall be under any liability to AutoBond or to any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Servicer and any director, officer, employee or agent thereof may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

         (c) Except to the extent resulting from the Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligation or duties hereunder, the Servicer shall not be liable to any party indemnified under this Agreement, for any liability, cost, expenses or financial loss which may arise as a result of the economic performance of the Receivables.

         SECTION 4.03. Indemnities of the Servicer and the Collection Agent.

         (a) The Servicer agrees to indemnify AutoBond and any of its directors, officers, employees or agents from, and hold each of them harmless against, any and all losses, liabilities, damages (other than incidental or indirect damages), claims or expenses (including reasonable attorneys' fees and expenses) proximately caused by the Servicer's acts or omissions in violation of this Agreement, except to the extent AutoBond's, the Collection Agent's or the directors, officers, employees or agents thereof, as the case may be, own bad faith, willful misconduct or negligence contributes to the loss, liability, damage, claim or expense. Except to the extent, otherwise constituting bad faith, willful misconduct or negligence the Servicer shall not be liable to any person for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement or for errors in judgment.

         (b) The Servicer agrees to indemnify AutoBond and any of its respective directors, officers, employees or agents from, and hold each of them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees and expenses) arising as a result of the use, ownership or operation by the Servicer or any agent thereof of any Financed Vehicle.

         (c) The Collection Agent agrees to indemnify the Servicer, and any of its respective directors, officers, employees or agents from, and hold each of them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees and expenses) arising as a result of the Collection Agent's acts or omissions in violation of this Agreement, or arising as a result of or incurred in connection with, the acceptance or performance by such parties of the duties contained in this Agreement, except to the extent the Servicer's or the directors, officers, employees or agents thereof, as the case may be, own bad faith, willful misconduct or negligence contributes to the loss, liability, damage, claim or expense.

         (d) Each of the Servicer and AutoBond agrees to promptly notify the indemnifying party hereunder in writing of the commencement of any action with respect to which indemnification may be owed to it pursuant to this Section 4.03 promptly after receipt by such party of notice of commencement thereof, but the omission so to notify such indemnifying party hereunder will not relieve the indemnifying party from any liability which it may have hereunder except to the extent the indemnifying party is prejudiced thereby.

         (e) This Section 4.03 shall survive the termination of this Agreement and the resignation or removal of the Servicer.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01. Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. No other Person will have any right or obligation hereunder. Neither the Servicer nor AutoBond may assign any of its respective rights and obligations hereunder or any interest herein.

         SECTION 5.02. Amendment. This Agreement may be amended from time to time by the parties hereto only by a written instrument executed by all such parties.

         SECTION 5.03. Notices. Unless otherwise expressly specified or permitted by the terms hereof, notices and other communications required or permitted to be given or made under the terms hereof shall be in writing. Any such communication or notice shall be deemed to have been duly made or given (i) when delivered personally, (ii) in the case of mail delivery, upon receipt, refusal of delivery or return for failure of the intended recipient to retrieve such communication or (iii) in the case of transmission by facsimile, upon telephone and return facsimile confirmation and, in each case, if addressed to the intended recipient as follows (subject to the next sentence of this Section 5.03):

                  If to the Servicer:

                           Loan Servicing Enterprise
                           9330 LBJ Freeway, Suite 500
                           Dallas, Texas 75243-3429

                           Attention:  Managing Partner

                           Telephone Number:  (800) 527-2323
                           Facsimile Number:  (972) 783-3532

                  If to AutoBond:

                           AutoBond Acceptance Corporation
                           301 Congress Avenue
                           Austin, Texas 78701

                           Attention:  William O. Winsauer

                           Facsimile Number:  (512) 472-1548
                           Telephone Number:  (512) 472-3600

Each party hereto may from time to time designate by notice in writing to the other parties hereto a different address for communications and notices.

         SECTION 5.04. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 5.05. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS.

         (b) THE SERVICER AND AUTOBOND HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE UNITED STATES DISTRICT COURT LOCATED IN THE CENTRAL DISTRICT OF TEXAS. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEN TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

         (c) THE SERVICER AND AUTOBOND EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS

Agreement. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         SECTION 5.06. Counterparts. This Agreement may be executed in counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 5.07. [Reserved].

         IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be executed by their respective officers thereunto duly authorized.

                        CSC LOGIC/MSA L.L.P., as Servicer

                        By:/s/ John F. Kilgore
                           ------------------------------------------
                           Name:  John F. Kilgore
                           Title: Managing Partner


                        AUTOBOND ACCEPTANCE CORPORATION,
                        individually and as Collection Agent

                        By:/s/ John S. Winsauer
                           ------------------------------------------
                           Name: John S. Winsauer
                           Title: Secretary

                                   SCHEDULE I

                              Designated Auto Loans

                                     [List]





                                       AUTOBOND ACCEPTANCE
                                       CORPORATION


                                       By_______________________________________

Dated:______________, 199__

                                                                       EXHIBIT A

                                  TRUST RECEIPT

                                                           [DATE]

AutoBond Acceptance Corporation

                  Re: Servicing Agreement, dated as of January ___, 1997 (the "Servicing Agreement"), between AutoBond Acceptance Corporation and CSC Logic/MSA L.L.P.

Ladies and Gentlemen:

                  In accordance with Section 2.07 of the Servicing Agreement, the undersigned hereby certifies that it has taken possession of the items set forth on Annex I hereto with respect to the Receivables identified below. The undersigned (i) confirms that it holds such items in trust for the benefit of AutoBond Acceptance Corporation and (ii) agrees to promptly return such items to you after its need for possession of them ceases, except for title and security instruments which the undersigned is required under applicable law to otherwise deal with in furtherance of its duties under the Servicing Agreement.

                  Receivables:

                                       CSC LOGIC/MSA L.L.P.

                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT B

                            FORM OF MONTHLY STATEMENT

PAYMENT DATE:  ________________,1997

DUE PERIOD:    __________ - ___________, 1997


         Under the Servicing Agreement dated as of January ____, 1997 between AutoBond Acceptance Corporation and CSC Logic/MSA L.L.P., as Servicer ("LSE"), the Servicer is required to prepare certain information each month regarding the Auto Loans during the previous month. The information which is required to be prepared with respect to the Payment Date and Due Period listed above is set forth below.

                                [to be provided]

Dated:  __________ __, 199_                      CSC LOGIC/MSA, LLP



                                                 By:____________________________
                                                    Name:
                                                    Title:

                                       B-1